Exhibit 10.3

                              Datamill Media Corp.

                                October 20, 2010

This Agreement is by and between Datamill Media Corp., a Nevada corporation, and Timothy Stark, whereby Stark agrees to lend Datamill the sum of $5,000 for a term of one year. In exchange, Datamill agrees to pay Mr. Stark in full by the one year anniversary of this Agreement. Datamill also agrees to issue Mr. Stark 20,000 shares of its restricted common stock.


By /s/ Vince Beatty                         By /s/ Timothy Stark
  ---------------------------------            ---------------------------------
  CEO - Datamill Media Corp.                   Timothy Stark